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                                                                   EXHIBIT 10.22

                                                                [EXECUTION COPY]

                                   AGREEMENT

     THIS AGREEMENT (this "Agreement") made as of the 30th day of April, 1996 by and between JAMES A. TAYLOR ("Taylor"), and ALABAMA NATIONAL BANCORPORATION, a Delaware corporation (the "Company").

                                    RECITALS

     WHEREAS, pursuant to that certain Employment Agreement dated November 18, 1994 (the "Employment Agreement"), the Company employed Taylor as its Chairman of the Board and Chief Executive Officer, subject to the terms and conditions thereof;

     WHEREAS, on December 29, 1995, the Company engaged in a "Change in Control", as that term is defined in the Employment Agreement, and Taylor has now provided a "Notice of Termination" for "Good Reason" to the Company;

     WHEREAS, Taylor and the Company have agreed on a proposed settlement of the Employment Agreement as set forth herein, and Taylor and the Company wish to settle all other potential claims and disputes that may exist and to avoid any potential litigation; and

          WHEREAS, the parties desire to evidence their full and complete agreement by this writing;

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises and for and in the further consideration of the mutual promises of the parties contained herein, the parties hereby agree as follows:

          1. Termination of Employment. Effective April 30, 1996, as requested by Taylor pursuant to his Notice of Termination, Taylor is hereby terminated as an employee and officer of the Company and any of its subsidiaries. In addition, simultaneous with the execution of this Agreement, Taylor shall provide to the Company and each of its subsidiaries an acceptable letter of resignation whereby Taylor immediately resigns his position as a director of the Company and all of its subsidiaries.

          2. Termination of Employment Agreement and Compensation
     Therefor. Upon execution of this Agreement, the Employment Agreement shall immediately terminate and be of no further force and effect, and, other than as set forth herein, the Company shall have no further duties or obligations to Taylor thereunder. In consideration of Taylor's agreement to terminate the Employment Agreement, the Company shall pay to Taylor in readily available funds an amount equal to Three Hundred Eighty Thousand Three Hundred Sixteen Dollars ($380,316), less any withholding and other applicable taxes, and, furthermore, the Company agrees to the following conditions:

             (a) For the period from the date hereof through the date that Taylor attains the age of 65 (the "Continuation Period"), the Company shall at its expense continue on behalf of Taylor and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits as specifically set forth on Exhibit A attached hereto and made a part hereof; provided, however, notwithstanding anything to the contrary contained in this Section 2(a), the amounts paid by the Company and/or its subsidiaries (except for the medical reimbursement plan currently maintained by First National Bank of Ashland which has an annual cap of $14,000) on an annual basis for the coverage and benefits (including deductibles and costs) provided in this
        Section 2(a) during the Continuation Period shall not exceed the amounts paid by the Company and/or the subsidiaries for the 12-month period ended March 31, 1996 for such coverage and benefits

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        (including deductibles and costs) and (ii) the Company or Taylor may replace any of the coverages set forth on Exhibit A, as long as the replacement coverage is comparable, if the Company replaces a coverage, or the cost to the Company is comparable, if Taylor replaces a coverage. The Company's obligations hereunder with respect to the foregoing benefits shall be limited to the extent that Taylor obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide Taylor hereunder as long as the aggregate coverages and benefits of the combined benefit plan is no less favorable to Taylor than the coverages and benefits required to be provided hereunder.

             (b) The restrictions on any outstanding incentive awards (including stock options) granted to Taylor under the Company's 1994 Stock Option Plan or under any other incentive plan or arrangement shall lapse and such incentive award shall become 100% vested, all stock options and stock appreciation rights granted to Taylor shall become immediately exercisable and shall become 100% vested, and all stock options granted to Taylor shall become 100% vested.

             (c) Taylor shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Taylor in any subsequent employment except as provided for in Section 2(a).

             (d) In the event that any payment or benefit (within the meaning of Section 280 G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")) to Taylor or for his benefit paid or payable to distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his employment with the Company or a change in ownership or effective control of the Company or of a substantial portion of its assets (a "Payment" or "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by Taylor with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Taylor will be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Taylor of all taxes (including any interest or penalties, other than interest and penalties imposed by reason of Taylor's failure to file timely a tax return or pay taxes shown due on his return, imposed with respect to such taxes and the Excise Tax), including any Excise Tax imposed upon the Gross-Up Payment, Taylor retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

             (e) The severance pay and benefits provided for in this Section 2 shall be in lieu of any other severance or termination pay to which Taylor may be entitled under any Company severance or termination plan, program, practice or arrangement.

          3. Consulting Agreement. In connection with and as a condition to this Agreement, Taylor and the Company shall enter into a Consulting Agreement in the form of Exhibit B attached hereto and made a part hereof (the "Consulting Agreement"), pursuant to which, among other things, Taylor shall agree to act as a consultant to the Company for a period of two years after the date hereof. In consideration thereof, the Company shall pay to Taylor those amounts and in those increments set forth in the Consulting Agreement.

          4. Demand Registration Rights.

             (a) Subject to the provisions of this Section 4(a), Taylor may request registration for sale under the Securities Act of 1933 (the "Act") of all or part of the common stock of the Company (the "Common Stock") then held by him. Any such request shall specify the number of shares proposed to be registered and sold and the name of the managing underwriter of the proposed offering (who must be acceptable to the Company in its reasonable discretion).

             (b) Exceptions. The Company shall not be required to effect a demand registration under the Act pursuant to Section 4(a) above if (i) the aggregate market value of the shares of Common Stock proposed to be registered does not equal or exceed $1,000,000; (ii) within twelve months prior

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        to any such request for registration, a registration of securities of the Company has been effected in which Taylor had the right to participate to this Section 4 or Section 5 hereof; (iii) the Company received such request for registration within 180 days preceding the anticipated effective date of a proposed underwritten public offering of securities of the Company approved by the Company's Board of Directors prior to the Company's receipt of such request; or (iv) the Board of Directors of the Company reasonably determines in good faith that effecting such a demand registration at such time would have a material adverse effect upon a proposed sale of all (or substantially all) of the assets of the Company, or a merger, reorganization, recapitalization or similar transaction materially affecting the capital structure or equity ownership of the Company which is actively being negotiated with another party whose identity is disclosed to Taylor; provided, however, that the Company may only delay a demand registration pursuant to this Section 4(a)(iv) for a period not exceeding 6 months (or until such earlier time as such transaction is consummated or no longer proposed). The Company shall promptly notify in writing Taylor of any decision not to effect any such request for registration pursuant to this Section 4(b), which notice shall set forth in reasonable detail the reason for such decision and shall include an undertaking by the Company promptly to notify Taylor as soon as a demand registration may be effected.

             (c) Reduction. If the managing underwriters advise the Company and Taylor in writing that in their opinion the number of shares of Common Stock held by Taylor which he requested to be included in such registration exceeds the number which can be sold in such offering, then the amount of such shares that may be included in such registration shall be reduced to the number of shares that the managing underwriters determine is marketable.

             (d) Withdrawal. Taylor may withdraw at any time before a registration statement filed pursuant to this section is declared effective, in which event the Company may withdraw such registration statement. If the Company withdraws a registration statement under this
        Section 4(d) in respect of a registration for which the Company would otherwise be required to pay some expenses under Section 6(c), (d) and
        (e) hereof, then Taylor shall be liable to the Company for all expenses of such registration specified in Section 6(c), (d) and (e).

          5. Piggyback Registration Rights.

             (a) Rights. Subject to the provisions of this Section 5, if the Company proposes to make a registered public offering of any of its securities under the Act (whether to be sold by it or by one or more third parties), other than an offering pursuant to a demand registration under Section 4 hereof or an offering registered on Form S-8, Form S-4, or comparable forms, the Company shall, not less than 45 days prior to the proposed filing date of the registration form, give written notice of the proposed registration to Taylor, and at the written request of Taylor delivered to the Company within 15 days after the receipt of such notice, shall include in such registration and offering, and in any underwriting of such offering, all shares of Common Stock as may have been designated in Taylor's request.

             (b) Primary Offering Reduction. If a registration in which Taylor has the right to participate pursuant to this Section 5 is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company shall include in such registration (i) first, the securities of the Company proposed to be sold, and (ii) second, the Common Stock owned by Taylor.

             (c) Secondary Offering Reduction. If a registration in which Taylor has the right to participate pursuant to this Section 5 is an underwritten secondary registration, and the managing underwriters advise the Company in writing that in their opinion the number of shares requested to be included in such registration exceeds the number of shares which can be sold in such offering, then the Company shall include in such offering the number of shares of Common Stock owned and proposed to be sold by the Company and by any other participants (including Taylor) proposing (and entitled) to sell shares pursuant to such registration which the underwriters advise the

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        Company can be sold in the offering, in proportion to the number of shares of Common Stock so requested by each of them to be included.

          6. Other Registration Issues.

             (a) The Company shall have no obligation to file a registration statement pursuant to Section 4 hereof, or to include shares of Common Stock owned by Taylor in a registration statement pursuant to Section 5 hereof, unless and until Taylor has furnished the Company with all information and statements about or pertaining to Taylor in such reasonable detail as is reasonably deemed by the Company to be necessary or appropriate with respect to the preparation of the registration statement. Whenever Taylor has requested that any shares of Common Stock be registered pursuant to Sections 4 or 5 hereof, subject to the provisions of those Sections, the Company shall, as expeditiously as reasonably possible:

                (i) prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement with respect to such shares and use its best efforts to cause such registration statement to become effective as soon as reasonably practicable thereafter (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish counsel for Taylor with copies of all such documents proposed to be filed);

                (ii) prepare and file with the SEC such amendments and supplements to such registration statement and prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than nine months or until the underwriters have completed the distributions described in such registration statement, whichever occurs first;

                (iii) furnish to Taylor such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as Taylor may reasonably request;

                (iv) use its best efforts to register or qualify such shares under such other securities or Blue Sky Laws of such jurisdictions as Taylor reasonably requests (and to maintain such registrations and qualifications effective for a period of nine months or until the underwriters have completed the distribution of such shares, whichever occurs first), and to do any and all other acts and things which may be necessary or advisable to enable Taylor or underwriters to consummate the disposition in such jurisdictions of such shares; provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not be required but for this Section 6(a)(iv), or (B) subject itself to taxation in any such jurisdiction; provided, further, that, notwithstanding anything to the contrary in this Agreement with respect to the bearing of expenses, if any such jurisdiction shall require that expenses incurred in connection with the qualification of such shares in that jurisdiction be borne in part or full by Taylor, then Taylor shall pay such expenses to the extent required by such jurisdiction;

                (v) cause all such shares to be listed on securities exchanges, if any, on which similar securities issued by the Company are then listed;

                (vi) provide a transfer agent and registrar for all such shares not later than the effective date of such registration statements;

                (vii) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as Taylor and the underwriters reasonably request (and subject to approval by the Company's counsel) in order to expedite or facilitate the disposition of such shares; and

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                (viii) make available for inspection by Taylor, by any
           underwriter participating in any distribution pursuant to such registration statement, and by any attorney, accountant or other agent retained by Taylor or such underwriter, or by any such underwriter, all financial and other records, pertinent corporate documents and properties (other than confidential intellectual property) of the Company; provided, however, that the Company can condition delivery of any information, records or corporate documents upon the receipt from Taylor and the underwriter and their counsel, accountants, advisors and agents, of a confidentiality agreement in form and substance acceptable to the Company and its counsel in the exercise of their exclusive discretion.

             (b) Holdback Agreement. In the event that the Company effects an underwritten public offering of any of the Company's equity securities, Taylor agrees, if requested by the managing underwriters, not to effect any sale or distribution, including any sale pursuant to Rule 144 under the Act, of any equity securities (except as part of such underwritten offering) during the 180-day period commencing with the effective date of the registration statement for such offering.

             (c) Stockholder Expenses. If, pursuant to Section 4 or 5 hereof, shares of Common Stock owned by Taylor are included in a registration statement, then Taylor shall pay all transfer taxes, if any, relating to the sale of his shares, the fees and expenses of his own counsel, and his pro rata portion of any underwriting discounts, fees or commission or the equivalent thereof.

             (d) The Company's Expenses. Except for the fees and expenses specified in Section 6(c) hereof and except as provided in this Section 6(d), the Company shall pay all expenses incident to the registration and to the Company's performance of or compliance with Sections 4, 5 and 6 of this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or Blue Sky Laws, underwriting discounts, fees and commissions (other than Taylor's pro rata portion of any underwriting discounts or commission or the equivalent thereof), printing expenses, messenger and delivery expenses, and fees and expenses of counsel for the Company and all independent certified public accountants and other persons retained by the Company. If the Company shall previously have paid, pursuant to this Section 6(d), the expenses of a registration pursuant to this Agreement, then Taylor shall pay all expenses described in this Section 6(d) (but not expenses described in Section 6(e) hereof).

             (e) Other. With respect to any registration pursuant to Section 4 or 5 hereof, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expenses and fees for listing the securities to be registered on exchanges on which similar securities issued by the Company are then listed.

             (f) Indemnity. In the event that any shares of Common Stock owned by Taylor are offered or sold by means of a registration statement pursuant to Section 4 or 5 hereof, the Company agrees to indemnify and hold harmless Taylor and each person, if any, who controls or may control Taylor within the meaning of the Act (Taylor and any such other persons being hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys fees and disbursements, asserted against, resulting to, imposed upon or incurred by such Indemnified Person, jointly or severally, directly or indirectly (hereinafter referred to in this Section 6(f) in the singular as a "claim" and in the plural as "claims"), based upon, arising out of or resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement, any preliminary or final prospectus contained herein, or any amendment or supplement thereto, or any document incident to registration or qualification of any such shares, or any omission or alleged omission to state therein a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, or any violation by the Company of the Act or any state securities or Blue Sky Laws, except insofar as such claim is based

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        upon, arises out of or results from information developed or certified by Taylor for use in connection with the registration statement or arises out of or results from the omission of information known to Taylor prior to the violation or alleged violation; provided, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of the Company, to an amount equal to the net proceeds actually received by the Company from the sale of such shares effected pursuant to such registration. Taylor agrees to indemnify and hold harmless the Company, its officers and directors, and each person, if any, who controls or may control the Company within the meaning of the Act (the Company, its officers and directors, and any such persons also being hereinafter referred to individually in this context as an "Indemnified Person" and collectively as "Indemnified Persons") from and against all claims based upon, arising out of, or resulting from any untrue statement of a material fact contained in the registration statement, or any omission to state therein a material fact necessary in order to make the statement made therein, in the light of the circumstances under which they were made, not misleading, to the extent that such claim is based upon, arises out of, or results from information developed or certified by Taylor for use in connection with the registration statement or arises out of, or results from an omission of information known to Taylor prior to the violation or alleged violation; provided, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of Taylor, to an amount equal to the net proceeds actually received by Taylor from the sale of such shares effected pursuant to such registration. The indemnification set forth herein shall be in addition to any liability the Company or Taylor may otherwise have to the Indemnified Persons. Promptly after actually receiving definitive notice of any claim in respect of which an Indemnified Person may seek indemnification under this Section 6(f), such Indemnified Person shall submit written notice thereof to either the Company or Taylor, as the case may be (sometimes being hereinafter referred to as the "Indemnifying Person"). The omission of the Indemnified Person to so notify the Indemnifying Person of any such claim shall not relieve the Indemnifying Person from any liability it may have hereunder except to the extent that (i) such liability was caused or increased by such omission, or (ii) the ability of the Indemnifying Person to reduce such liability was materially adversely affected by such omission. In addition, the omission of the Indemnified Person to notify the Indemnifying Person of any such claim shall not relieve the Indemnifying Person from any liability it may have otherwise have hereunder. The Indemnifying Person shall have the right to undertake, by counsel or representatives of its own choosing, the defense, compromise or settlement (without admitting liability of the Indemnified Person) of any such claim asserted, such defense, compromise or settlement to be undertaken at the expense and risk of the Indemnifying Person, and the Indemnified Person shall have the right to engage separate counsel, at its own expense, whom counsel for the Indemnifying Person shall keep informed and consult with in a reasonable manner. In the event the Indemnifying Person shall elect not to undertake such defense by its own representatives, the Indemnifying Person shall give prompt written notice of such election to the Indemnified Person, and the Indemnified Person shall undertake the defense, compromise and settlement (without admitting liability of the Indemnified Person) thereof on behalf of and for the account and risk of the Indemnifying Person by counsel or other representatives designed by the Indemnified Person. In the event that any claim shall arise out of a transaction or cover any period or periods wherein the Company and Taylor shall each be liable hereunder for part of the liability or obligation arising therefrom, then the parties shall, each choosing its own counsel and bearing its own expenses, defend such claim, and no settlement or compromise of such claim may be made without the joint consent or approval of the Company and Taylor. Notwithstanding the foregoing, no Indemnifying Person shall be obligated hereunder with respect to amounts paid in settlement of any claim if such settlement is effected without the consent of such Indemnifying Person (which consent shall not be unreasonably withheld).

          7. Release of All Claims by Taylor. As part of the inducement to the Company to enter into this Agreement and to consummate the transactions provided for herein, and as a material part of the consideration for this Agreement, Taylor does for himself and for his heirs, executors, administrators and assigns, hereby release, acquit and forever discharge Alabama National BanCorporation and any of its subsidiaries; the law firm of Maynard, Cooper and Gale, P.C., its shareholders and its predecessor firms

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     and shareholders; all of the Company's and its subsidiaries' directors, officers, shareholders, agents, servants, their heirs, executors, administrators and assigns; and all other related persons, firms, corporations, associations or partnerships of and from any and all claims, actions, causes of action, demands, rights, damages, costs, expenses, compensation and liability of whatsoever kind or nature, including, but not limited to, claims arising out of the Employment Agreement and Taylor's past association with the Company and its subsidiaries. Such full and complete release specifically includes, but is not limited to, any and all claims which might or could have been asserted by Taylor in connection with his employment by the Company and his termination of employment as provided for herein. It is the intention of Taylor by this release as of this date to give a full, final and complete release of any and all claims Taylor now has or might ever have against any released parties arising out of, or in any way directly or indirectly connected with, any present or past business relationship between Taylor and any released party, except for the right of Taylor to enforce the terms and conditions of this Agreement.

          8. Release of All Claims by the Company. Other than any outstanding loans from the Company or its subsidiaries to Taylor or James A. Taylor, Jr., the Company, for itself and for its successors and assigns, releases, acquits and forever discharges Taylor and Taylor's attorneys, James A. Taylor, Jr., Esq. and the law firm of Rothgerber, Appel, Powers & Johnson, its partners and its predecessor firms and partners, from any and all claims, actions, causes of action, demands, rights, damages, costs, expenses, compensation and liability of whatsoever kind or nature, whether accrued or unaccrued, asserted or unasserted, known or unknown, including, but not limited to, claims arising out of the Employment Agreement and Taylor's past association with the Company and its subsidiaries. It is the intention of the Company to give a full, final and complete release of any and all claims that they now have or might ever have against Taylor arising out of, or in any way in connection with, any present or past business relationship between the Company and any of the released parties, except for the right of the releasers to enforce the terms and conditions of this Agreement.

          9. Lack of Admission. This Agreement is not to be construed as an admission of liability on the part of the party or parties released in this Agreement, and each released party denies liability and intends merely to avoid litigation and buy peace.

          10. Representations and Warranties of Taylor. As a material part of the inducement to the Company to enter into this Agreement and as a part of the consideration with respect thereto, Taylor represents and warrants to the Company and to each releasee named herein, the following:

             (a) Taylor is now, and has at all times during the negotiations which resulted in this Agreement been, represented by independent legal counsel of his choosing;

             (b) Taylor is now, and has at all times during the negotiations which resulted in this Agreement, consulted with such independent legal counsel of his choosing;

             (c) the terms and conditions of this Agreement are transactions which Taylor has determined are in his best interest based upon the exercise of independent business judgment by Taylor after consultation with such independent attorneys, accountants or other financial consultants or advisors as Taylor deems necessary to form the basis for such business judgment;

             (d) Taylor covenants and warrants that he has not heretofore assigned or transferred to any other person or entity any legal or equitable ownership in or claims, actions or causes of action, to be released by Taylor by the terms of this Agreement; and

             (e) the parties have been involved in contentious negotiations with respect to the matters addressed by this Agreement and various and sundry claims have been asserted by the parties against each other in connection therewith. Taylor is represented by James A. Taylor, Jr., Esq. and William P. Johnson, Esq., upon whom Taylor has relied as to the execution and consummation of this Agreement. None of the parties hereto in an adversary posture repose any trust or confidence in the adversary parties. Taylor hereby waives, forgives and relinquishes any obligations arising from any duties owed by the Company or any of its officers, directors or shareholders to Taylor which obligations are not expressly set forth herein as a part of this Agreement.

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          The warranties and representations of Taylor shall survive the consummation of the transactions provided for in this Agreement.

          11. Confidentiality. The parties agree that any and all financial terms of this settlement, including without limitation any amounts paid in this Agreement, shall remain confidential and shall not be disclosed to any party other than the parties to this Agreement, absent a court order or applicable law or regulation (including the securities laws and regulations) to the contrary. The parties, however, agree that each party may disclose the financial terms of this settlement and any amounts paid pursuant to this Agreement to their bookkeeper(s), accountant(s) and the person(s) preparing their state and federal income tax returns, as well as to any governmental official or agency that may audit such party's books or records. In the event of such disclosure, the party to whom such information is disclosed shall be made aware of this confidentiality provision and this Agreement. The parties acknowledge that this confidentiality provision agreement became effective as of the date of this Agreement.

          12. Additional Documents. Taylor agrees for himself and for his heirs, executors, administrators and assigns to execute, upon request of the Company, all such other further, or different documents which shall be reasonably necessary in the opinion of counsel for the Company to carry out the provisions of this Agreement.

          13. Entire Agreement. This document contains the entire agreement existing between the parties and all prior or contemporaneous agreements are merged herein. Taylor expressly agrees that there is no money or other benefit or compensation due him other than as expressly stated herein. Taylor expressly agrees that there are no oral promises, representations or inducements relied upon by him as a basis for executing this Agreement.

          14. Fees and Expenses. The Company shall pay all legal fees and related expenses (included without limitation the costs of experts, accountants and counsel) incurred by Taylor as a result of Taylor successfully seeking to obtain or enforce any right or benefit provided for by this Agreement.

          15. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their heirs, successors and assigns, any rights or remedies under or by reason of this Agreement.

          16. Counterparts. This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall together constitute and be one and the same instrument.

          17. Addresses for Notices, Etc. All notices, requests, demands, consents and other communications provided for hereunder and under the related documents shall be in writing and shall be deemed to have been duly given when delivered by hand, by facsimile transmission (confirmed in writing) or by registered or certified mail, postage prepaid, to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto:

        If to Taylor to:       James A. Taylor
                               7 Turnberry Place
                               Shoal Creek, Alabama 35242

        Copy to:               James A. Taylor, Jr.
                               1035 Sims Avenue
                               Birmingham, Alabama 35213

        If to the Company to:  Alabama National BanCorporation
                               1927 First Avenue North
                               Birmingham, Alabama 35203
                               Attention: Chief Executive Officer
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                                       10

        Copy to:               Mark L. Drew
                               Maynard, Cooper & Gale, P.C.
                               1901 Sixth Avenue North
                               2400 AmSouth/Harbert Plaza
                               Birmingham, Alabama 35203

          18. Applicable Law. This Agreement shall be construed and the legal relations between the parties determined in accordance with Title 9 of the U.S. Code and the laws of the State of Alabama, without regard to principles of conflicts of law and is intended to take effect as an instrument under seal.

          19. Arbitration. Taylor and the Company acknowledge and agree that this Agreement shall be performed in substantial interstate commerce. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved by binding arbitration in the City of Birmingham, State of Alabama, in accordance with Title 9 of the U.S. Code and the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). Whenever an arbitration is required hereunder, the arbitrator shall be selected in accordance with the Commercial Arbitration Rules of the AAA. The AAA shall designate a panel of ten (10) potential arbitrators knowledgeable in the subject matter of the dispute. Each of Taylor and the Company shall designate, within thirty (30) days of the receipt of the list of potential arbitrators, one of the potential arbitrators to serve, and the two arbitrators so designated shall select a third arbitrator from the eight remaining potential arbitrators. The panel of three (3) arbitrators shall determine the resolution of the dispute.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals as of the date first above written.

/s/ JAMES A. TAYLOR, JR.                         /s/ JAMES A. TAYLOR JR.
---------------------------------------------    ---------------------------------------------
Witness                                          James A. Taylor

/s/ MARTHA W. TAYLOR
---------------------------------------------
Witness

ATTEST:                                          ALABAMA NATIONAL BANCORPORATION

By: /s/ FRANK W. WHITEHEAD                       By: /s/ JOHN H. HOLCOMB, III
---------------------------------------------    -----------------------------------------
  Its: Executive Vice President                    Its: President
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